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                                                                    EXHIBIT 10.1

                                                                October 11, 1996

GSS Partners, L.P.
444 Madison Avenue
New York, New York


Gentleman:

         This letter sets forth our understanding pursuant to which the Aerospace Creditors Liquidating Trust (the "Trust") will license from you the use of certain facilities and services.

Facilities

         Facilities licensed will consist of exclusive use of one "two window" office previously identified, together with the non-exclusive use of the conference room, file room, secretarial space and other "common" areas. Facilities will also include non-exclusive use of existing copying, facsimile and computing equipment.

Services

         Services will consist of the availability and use (subject to normal absences and vacations) of Linda Hitchings (or a mutually agreeable successor), on a non-exclusive basis estimated to be up to one-half of her time, for functions similar in nature to those currently provided by her to you and previously provided by her to the Trust.

Telephone and Mail

         The Trust will be entitled to use the existing telephone system, provided that the cost of installing any trunk lines necessary to provide separate telephone numbers and any long distance charges will be for the Trust's account. Similarly, the Trust will pay the cost of any mail, express delivery and supplies used by it, as well as the cost of installing an appropriate hallway sign.

License Fee

         The license fee for the facilities and service to be provided will be at the rate of $75,000 per year (pro-rated for periods of less than a year) and will be payable monthly.
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Term

         The term of this license agreement commenced effective October 1, 1996 and will continue until October 1, 1997; provided however, that after April 1, 1997, the Trust may cancel the license upon ninety (90) days written notice to you.

         Please sign below to indicate your agreement to and acceptance of the foregoing.


                                  Sincerely,

                                  AEROSPACE CREDITORS LIQUIDATING TRUST



                                  By:    /s/ PAUL S. WOLANSKY
                                      -----------------------------------------
                                           Paul S. Wolansky, Trustee



Agreed and accepted:

GSS PARTNERS, L.P.



By:   /s/ ELLIOT STEIN, JR.
    -------------------------------------
Title: Managing Director